SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM  S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THQ INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3541686
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

27001 Agoura Road, Suite 325 Calabasas Hills, California 91301
(Address of Principal Executive Offices with Zip Code)

THQ Inc. Amended and Restated 1997 Stock Option Plan

(Full Title of Plan)

BRIAN J. FARRELL
President and Chief Executive Officer
THQ Inc.
27001 Agoura Road, Suite 325
Calabasas Hills, California  91301
(818) 871-5000

(Name, Address and Telephone Number,
including Area Code, of Agent For Service)

Copies to:

CATHERINE E. ALBRIGHT, Esq.
Sidley Austin Brown & Wood LLP
555 West Fifth Street
Los Angeles, California 90013
(213) 896-6019

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock (2), $0.01 par value	4,000,000	$21.40	$85,600,000	$10,896

(1)                                  Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(h)(1) and 457(c) under the Securities Act of 1933, as amended, based upon the exercise price of $21.40, the average of the high and low prices of the above described shares on the NASDAQ National Market System on July 8, 2004 as reported by the National Association of Securities Dealers Automated Quotation System.

(2)                                  Each share of common stock includes rights to purchase Series A Junior Participating Preferred Stock pursuant to a rights agreement between THQ Inc. and Computershare Investors Services, LLC, as Rights Agent.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, this registration incorporates by reference the contents of the Registration Statements on Form S-8 (File No. 333-30655, File No. 333-74715, File No. 333-78567, File No. 333-91002) filed by THQ Inc. (the “Company” or the “Registrant”) with the Securities and Exchange Commission (the “Commission”) on July 2, 1997, March 19, 1999, May 14, 1999 and June 21, 2002, respectively.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.           Exhibits

Exhibit Number	Description of Exhibit
4.1

Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-3 filed on January 9, 1998 (File No. 333-32221) (the “S-3 Registration Statement”)).

4.2	Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to Post-Effective Amendment No. 1 to the S-3 Registration Statement).

4.3	Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001).

4.4	Amended and Restated Bylaws (incorporated by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K, dated June 22, 2000).

4.5

Certificate of Designation of Series A Junior Participating Preferred Stock of THQ Inc. (incorporated by reference to Exhibit A to Exhibit 1 of Amendment No. 2 to the Registrant’s Registration Statement on Form 8-A filed on August 28, 2001 (File No. 001-15959)).

4.6

Amendment to Certificate of Designation of Series A Junior Participating Preferred Stock of THQ Inc. (incorporated by reference to Exhibit 3.6 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001).

4.7

Amended and Restated Rights Agreement, dated as of August 22, 2001 between the Company and Computershare Investor Services, LLC, as Rights Agent  (incorporated by reference to Exhibit 1 to Amendment No. 2 to the Company’s Registration Statement on Form 8-A filed on August 28, 2001 (File No. 001-15959)).

4.8

First Amendment to Amended and Restated Rights Agreement, dated as of April 9, 2002 between the Registrant and Computershare Investor Services, LLC, as Rights Agent (incorporated by reference to Exhibit 2 to Amendment No. 3 to the Company’s Registration Statement on Form 8-A filed on April 12, 2002 (File No. 000-18813)).

4.9	Amended and Restated 1997 Stock Option Plan (incorporated by reference to Appendix B to Registrant’s Proxy Statement on Schedule 14A filed July 3, 2003).

4.10*	Form of Incentive Stock Option Agreement

4.11*	Form of Non-Qualified Stock Option Agreement

4.12*	Form of Performance Accelerated Restricted Stock Award Agreement

5*	Opinion of Sidley Austin Brown & Wood LLP.

23.1*	Consent of Deloitte & Touche LLP.

23.3*	Consent of Sidley Austin Brown & Wood LLP (Included in Exhibit 5).

24.1*	Powers of Attorney (Set forth on the signature page hereto).

* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas Hills and the State of California on July 13, 2004.

THQ Inc.

By:	/s/ Brian J. Farrell
Brian J. Farrell,
Chairman of the Board,
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature to the Registration Statement appears below hereby appoints Brian J. Farrell and Edward Zinser, and each of them, his attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

Pursuant to the requirement of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brian J. Farrell	Director, Chairman of the Board,	July 13, 2004
Brian J. Farrell	President and Chief Executive
Officer (Principal Executive
Officer)

/s/ Lawrence Burstein	Director	July 13, 2004
Lawrence Burstein

/s/ Henry DeNero	Director	July 13, 2004
Henry DeNero

/s/ Brian Dougherty	Director	July 13, 2004
Brian Dougherty

/s/ James L. Whims	Director	July 13, 2004
James L. Whims

/s/ L. Gregory Ballard	Director	July 13, 2004
L. Gregory Ballard

/s/ Edward Zinser	Executive Vice President –	July 13, 2004
Edward Zinser	Finance and Administration, Chief
Financial Officer (Principal
Financial Officer and Principal
Accounting Officer)

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INDEX OF EXHIBITS

Exhibit Number	Description of Exhibit
4.1

Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed on January 9, 1998 (File No. 333-32221) (the “S-3 Registration Statement”)).

4.2	Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to Post-Effective Amendment No. 1 to the S-3 Registration Statement).

4.3	Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001).

4.4	Amended and Restated Bylaws (incorporated by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K, dated June 22, 2000).

4.5

Certificate of Designation of Series A Junior Participating Preferred Stock of THQ Inc. (incorporated by reference to Exhibit A to Exhibit 1 of Amendment No. 2 to the Registrant’s Registration Statement on Form 8-A filed on August 28, 2001 (File No. 001-15959)).

4.6

Amendment to Certificate of Designation of Series A Junior Participating Preferred Stock of THQ Inc. (incorporated by reference to Exhibit 3.6 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001).

4.7

Amended and Restated Rights Agreement, dated as of August 22, 2001 between the Company and Computershare Investor Services, LLC, as Rights Agent  (incorporated by reference to Exhibit 1 to Amendment No. 2 to the Company’s Registration Statement on Form 8-A (File No. 001-15959), filed on August 28, 2001).

4.8

First Amendment to Amended and Restated Rights Agreement, dated as of April 9, 2002 between the Registrant and Computershare Investor Services, LLC, as Rights Agent (incorporated by reference to Exhibit 2 to Amendment No. 3 to the Company’s Registration Statement on Form 8-A (File No. 000-18813), filed on April 12, 2002).

4.9	Amended and Restated 1997 Stock Option Plan (incorporated by reference to Appendix B to Registrant’s Proxy Statement on Schedule 14A filed July 3, 2003).

4.10*	Form of Incentive Stock Option Agreement

4.11*	Form of Non-Qualified Stock Option Agreement

4.12*	Form of Performance Accelerated Restricted Stock Award Agreement

5*	Opinion of Sidley Austin Brown & Wood LLP.

23.1*	Consent of Deloitte & Touche LLP.

23.3*	Consent of Sidley Austin Brown & Wood LLP (Included in Exhibit 5).

24.1*	Powers of Attorney (Set forth on the signature page hereto).

* Filed herewith

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